UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2024

EUREKA ACQUISITION CORP
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42152	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

899 Ruining Road, Yangguang Binjiang Center South Building, Unit 808 Shanghai 200030, PRC
(Address of principal executive offices)

+86 135 0189 0555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value, and one Right to acquire one-fifth of one Class A ordinary share	EURKU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	EURK	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-fifth of one Class A ordinary share	EURKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 1, 2024, the Registration Statement on Form S-1 (File No. 333-277780) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Eureka Acquisition Corp (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On July 3, 2024, the Company consummated the IPO of 5,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value per share (each, a “Class A Ordinary Share”), and one right (each, a “Right”), each one Right entitling the holder thereof to exchange for one-fifth of one Class A Ordinary Share upon the completion of the Company’s initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $50,000,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 216,750 units (the “Initial Private Units”) to the Company’s sponsor, Hercules Capital Management Corp (the “Sponsor”). Each Initial Private Unit consists of one Class A Ordinary Share and one right. The Initial Private Units were sold at a purchase price of $10.00 per Initial Private Units, generating gross proceeds to the Company of $2,167,500. The Initial Private Units are identical to the Units sold in the IPO, subject to limited exceptions as further described in the Registration Statement.

The Company also issued to the Maxim Group LLC, the representative of the underwriters of the IPO (the “Representative”), 230,000 Class A Ordinary Shares as part of the underwriting compensation (the “Representative Shares”) on the closing of the IPO. The Representative Shares are identical to the Class A Ordinary Shares included in the Units, except that the Representative has agreed not to transfer, assign, sell, pledge, or hypothecate any such representative shares, or subject such Representative Shares to hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person until 180 days immediately following the commencement of sales of the IPO pursuant to FINRA Rule 5110(e)(1), subject to exceptions pursuant to FINRA Rule 5110(e)(2). The Representative has agreed not to transfer, assign or sell any such Representative Shares without prior consent of the Company until the completion of the initial business combination. In addition, the Representative has agreed (i) to waive its redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the Company’s initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete its initial business combination within the period as provided in the Company’s Amended and Restated Memorandum and Articles of Association.

On July 3, 2024, the Representative notified the Company of its exercise of the over-allotment option in full to purchase additional 750,000 Units of the Company (the “Over-Allotment Option”). On July 8, 2024, 750,000 Units were sold to the Representative at an offering price of $10.00 per Option Unit (the “Option Units” and together with the Units, collecitvley, the “Public Units”), generating gross proceeds of $7,500,000. Simultaneously with the issuance and sale of the Option Units, the Company completed a private placement sale of additional 11,250 units (the “Additional Private Units” and together with the Initial Private Units, collecitvley, the “Private Units”) to the Sponsor at a purchase prive of $10.00 per Additional Private Unit, generating gross proceeds of $112,500. In connection with the issuance and sales of the Option Units, the Company issued additional 30,000 Representative Shares to the Representative.

In connection with the IPO, the Company entered into the following agreements, the forms of which were previously filed as exhibits to the Registration Statement:

●	an Underwriting Agreement, dated July 2, 2024, between the Company and the Representative;

●	a Rights Agreement, dated July 2, 2024, between the Company and Continental Stock Transfer & Trust Company (“CST”), as rights agent;

●	a Private Units Subscription Agreement, dated July 2, 2024, between the Company and the Sponsor;

●	a Securities Transfer Agreement, dated June 27, 2024, between the Company, the Sponsor, and certain directors of the Company;

●	an Investment Management Trust Agreement, dated July 2, 2024, between the Company and CST, as trustee;

●	a Registration Rights Agreement, dated July 2, 2024, between the Company, the Sponsor, the Representative and certain directors of the Company;

●	a Letter Agreement, dated July 2, 2024, between the Company, the Sponsor, and the officers and directors of the Company;

●	Indemnity Agreements, dated July 2, 2024, between the Company and each of the officer and directors of the Company; and

●	an Administrative Service Agreement, dated July 2, 2024, between the Company and the Sponsor.

The Underwriting Agreement is included as Exhibit 1.1, the Rights Agreement is included as Exhibit 4.1, the Unit Subscription Agreement, the Securities Transfer Agreement, the Investment Management Trust Agreement, the Registration Rights Agreement, the Letter Agreement, the form of Indemnity Agreement, and the Administrative Service Agreement are included as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, hereto, and each of such exhibits is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

Substantially concurrently with the closing of the IPO and the Over-allotment Option, the Company completed the private sale of the aggregated amount of 228,000 Private Units (including 216,750 Initial Private Units and 11,250 Additinoal Private Units) to the Sponsor at a purchase price of $10.00 per Private Unit, generating gross proceeds to the Company of $2,280,000. The Private Units are identical to the Public Units issued in the IPO, subject to limited exceptions as further described in the Registration Statement. The issuance of the Private Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on July 1, 2024, in connection with the effectiveness of the Registration Statement, Dr. M. Anthony Wong, Ms. Lauren Simmons, and Mr. Kevin McKenzie became directors of the Company.

The board has determined that each of Dr. M. Anthony Wong, Ms. Lauren Simmons, and Mr. Kevin McKenzie are independent directors under the requirements of the Nasdaq listing standards and under the Securities Exchange Act of 1934 (“Exchange Act”), and has determined that Dr. M. Anthony Wong qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. Dr. M. Anthony Wong, Ms. Lauren Simmons, and Mr. Kevin McKenzie will serve as members of the audit committee, with Dr. M. Anthony Wong serving as chair of the audit committee.

The Company will reimburse the officers and directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors at the closing of our initial business combination.

Substantially concurrently with the effectiveness of the Registration Statement and closing of the IPO, the Sponsor transferred to each of Dr. M. Anthony Wong, Ms. Lauren Simmons, and Mr. Kevin McKenzie, 10,000 Class B ordinary shares of the Compay  (collectively “Founder Shares”) at the same price originally paid by the Sponsor for such shares, approximately $0.0174 per share, pursuant to a certain securities transfer agreement (the “Securities Transfer Agreement”) dated June 27, 2024 by and among the Company, the transferees and the Sponsor.

Other than as set forth in Item 1.01 and above, none of the directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03 Amendments to the Memorandum and Articles of Association.

On June 27, 2024, the Company adopted and filed its Second Amended and Restated Memorandum and Articles of Association. The Second Amended and Restated Memorandum and Articles of Association is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events.

A total of $57,500,000 from the proceeds of the offerings of the Public Units and the sale of the Private Units (net of transaction expenses and working capital) were placed in the trust account. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its taxes and dissolution expenses, the proceeds from the offerings of the Public Units and the sale of the Private Units held in the trust account will not be released until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of its obligation to allow redemption in connection with its initial business combination or redeem 100% of its public shares if the Company does not complete its initial business combination by July 3, 2025 (or up to July 3, 2026, if extended), and (ii) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, (c) the redemption of all of the Company’s public shares if it is unable to complete its business combination by July 3, 2025 (or up to January 3, 2026, if extended), subject to applicable law.

On July 2, 2024, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.

On July 3, 2024, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the IPO.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement, dated July 2, 2024, by and between the Company and the Representative.

3.1	Second Amended and Restated Memorandum and Articles of Association, dated June 27, 2024.

4.1	Rights Agreement, dated July 2, 2024, between the Company and CST, as rights agent.

10.1	Unit Subscription Agreement dated July 21, 2024, between the Company and the Sponsor.

10.2	Securities Transfer Agreement, dated June 27, 2024, between the Company, the Sponsor, and certain directors of the Company

10.3	Investment Management Trust Agreement, dated July 2, 2024, between the Company and CST, as trustee.

10.4	Registration Rights Agreement, dated July 2, 2024, between the Company, the Sponsor, and the Representative.

10.5	Letter Agreement, dated July 2, 2024, among the Company, the Sponsor, and officers and directors of the Company.

10.6	Form of the Indemnity Agreement, between the Company and the officers and directors of the Registrant.

10.7	Administrative Service Agreement, dated July 2, 2023, between the Company and the Sponsor.

99.1	Press Release, dated July 1, 2024.

99.2	Press Release, dated July 3, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eureka Acquisition Corp

	By:	/s/ Fen Zhang
	Name:	Fen Zhang
	Title:	Chief Executive Officer

Date: July 8, 2024